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                                                                EXHIBIT 99(B)(6)


                           CREDIT SUISSE FIRST BOSTON
                             Eleven Madison Avenue
                           New York, New York  10010




                                                   October 1, 1998



Environmental Systems Products Holdings Inc.
and Environmental Systems Products, Inc.
7 Kripes Road
East Granby, CT 06020
Attention:  David Langevin

Dear David:

                 We refer to the senior secured credit facilities and bridge loan commitment letter dated August 12, 1998 (together with the Exhibits and Annexes thereto, the "Existing Commitment Letter") between Credit Suisse First Boston ("CSFB") and Environmental Systems Products, Inc. ("ESP") to provide certain financing (the "Existing Financing Proposal") in connection with your proposed acquisition of Envirotest Systems Corp.

                 At your request, we have expended considerable time and energy over the past few weeks in developing an alternative financing proposal in order to provide you with viable financing (the "New Financing Proposal") for the acquisition, which is set forth in the following letter agreements (the "New Commitment Letters"): (i) the senior secured credit facilities commitment letter dated October 1, 1998 among CSFB, Donaldson, Lufkin & Jenrette Securities Corporation, DLJ Capital Funding, Inc., Environmental Systems Products Holdings Inc. ("ESPH") and ESP, including all Exhibits and Annexes thereto, (ii) the letter of intent dated October 1, 1998 between ESPH and DLJ Merchant Banking Partners II. L.P. in respect of senior discount notes, including all attachments and exhibits, and (iii) the letter of intent dated October 1, 1998 between ESPH, CSFB and DLJ Merchant Banking Partners II. L.P. in respect of senior subordinated notes, including all attachments and exhibits.





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Environmental Systems Products Holdings Inc.
and Environmental Systems Products Inc.
October 1, 1998
Page 2





                 At your request, the New Commitment Letters do not supersede the Existing Commitment Letter and while the New Financing Proposal is subject to the terms and conditions set forth in the New Commitment Letters, we think you will agree that the New Financing Proposal provides greater certainty of consummation than any presently available alternative, including the Existing Financing Proposal.

                 In consideration of the foregoing, each of you agree that you will use reasonable best efforts to consummate the financing transactions contemplated by, and pursuant to the terms and conditions of, the New Commitment Letters (the "New Financing") and further that our commitments under the Existing Commitment Letter and the financing transactions contemplated thereby shall be available to you only in the event that we have been unable to consummate the New Financing and shall be subject to the terms and conditions of the Existing Commitment Letter.





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Environmental Systems Products Holdings Inc.
and Environmental Systems Products Inc.
October 1, 1998
Page 3




                 Please indicate your acceptance of, and agreement to, the terms hereof by signing in the appropriate spaces below and returning to us the enclosed duplicate originals hereof, whereupon this letter agreement shall become a binding agreement between us.

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
                                                   Very truly yours,

                                                   CREDIT SUISSE FIRST BOSTON


                                                   By: /s/ RICHARD CAREY
                                                      -------------------------
                                                       Name: Richard Carey
                                                             Director


                                                   By: /s/ LAURI SIVASLIAN
                                                      -------------------------
                                                       Name:  Lauri Sivaslian
                                                       Title: Director

Accepted and agreed to as of
the date first written above,

ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.


By: /s/ DAVID J. LANGEVIN
   --------------------------
   Name:
   Title:

ENVIRONMENTAL SYSTEMS PRODUCTS, INC.


By: /s/ DAVID J. LANGEVIN
   --------------------------
   Name:
   Title:
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